Exhibit 10.1

                                 PROMISSORY NOTE

$50,000.00                                                        March 26, 2003
                                                           San Diego, California

      1. Obligation. Plexus Vaccine Inc., a California corporation ("Plexus"), hereby unconditionally promises to pay, in lawful money of the United States of America, to the order of SIGA Technologies, Inc., a Delaware corporation ("SIGA"), the principal sum of $50,000, together with interest thereon at the rate of six percent (6%) per annum, at the Maturity Date (defined below), at the principal place of business of SIGA, New York City, New York. If Plexus fails to pay any amounts due under this Note when due, interest shall accrue from the due date until the date of payment at a rate of ten percent (10%) per annum, or to the extent permitted by applicable law.

      2. Maturity Date. The principal and accrued interest due under this Note shall become due and payable in full on the earliest of (i) the acquisition by SIGA of substantially all of the assets of Plexus, (ii) three months following the date when SIGA gives written notice to Plexus that SIGA does not intend to proceed with the purchase of Plexus' assets, for reasons other than a default by Plexus, (iii) ten days following a date when SIGA gives written notice to Plexus that SIGA does not intend to proceed with the purchase of Plexus' assets, due to a default by Plexus under the Plexus obligations set forth in the Asset Purchase Agreement which the parties contemplate to be entered into within the next several weeks, or (iv) November 30, 2003 (with the earliest of the foregoing dates being the "Maturity Date" under this Note).

      3. Accelerated Maturity.

            (a) In the event Plexus makes an assignment for the benefit of creditors, or appoints a receiver for all or substantially all of the Plexus assets, or files a petition in bankruptcy or other similar proceedings for the relief of debtors, or a creditor files a petition for bankruptcy of Plexus, then upon the occurrence of any such event, the entire unpaid balance of principal and accrued interest shall immediately become due and payable.

            (b) In the event Plexus undertakes any transaction involving the consolidation or merger of Plexus with or into any individual, partnership, limited liability company, venture, unincorporated association, organization, syndicate, corporation, trust or trustee, executor, administrator or other legal or personal representative or any government or any agency or political subdivision thereof (a "Person") other than SIGA or the sale or conveyance to any Person other than SIGA of all or substantially all of the assets of Plexus, then upon the occurrence of any such event, the entire unpaid balance of principal and accrued interest shall immediately become due and payable.

      4. Representations and Warranties. Plexus hereby represents and warrants to SIGA:

            a. Enforceable Obligations. This Note has been duly executed and delivered on behalf of Plexus, and constitutes the legal, valid and binding obligation of Plexus, enforceable against it in accordance with its terms.

            b. No Legal Bar. The execution, delivery and performance of this Note and the consummation of the transactions contemplated hereby, do not and will not (i) violate any law, treaty, rule, regulation, right, privilege, qualification or license or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon Plexus or any of its property or to which Plexus or any of its property is subject, or (ii) conflict with or result in a breach of the terms or provisions of, or constitute a default under, or result in the creation of any lien or other encumbrance under any contractual obligation of the Plexus.


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      5. Cost of Collections. If this Note is not paid when due, whether at maturity or by acceleration, Plexus promises to pay all reasonable costs incurred by SIGA in collecting the amounts due and payable under this Note, including reasonable attorney's fees and expenses.

      6. Waiver. Plexus hereby waives diligence, demand, presentment, protest and notice of any kind, release, surrender or forbearance or other indulgence, without notice.

      7. Modification. This Note may not be changed, modified, or terminated orally, but only by an agreement in writing signed by the party to be charged.

      8. Governing Law. IN THE EVENT OF ANY LITIGATION WITH RESPECT TO THIS NOTE, PLEXUS KNOWINGLY AND VOLUNTARILY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) THE RIGHT TO A TRIAL BY JURY AND THE DEFENSES OF FORUM NON CONVENIENS AND IMPROPER VENUE. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS AND SHALL BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF PLEXUS AND INURE TO THE BENEFIT OF SIGA AND ITS SUCCESSORS AND ASSIGNS. If any item or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions herein shall in no way be affected thereby.

                                    PLEXUS VACCINE INC.


                                    By: /s/ Susan Burgess
                                        ----------------------------------------
                                    Name: Susan Burgess
                                    Title: President and Chief Executive Officer